Exhibit 99.1


                    INTERSTAR MILLENIUM SERIES 2003-5G TRUST

     Quarterly Noteholders Report Related to the April 20, 2004 Distribution

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Aggregate principal amount of each class of notes as     A2 Notes:         USD $655,391,297.00
at the first day after the payment date occurring
during the collection period                             B1 Notes:         USD $41,000,000.00
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Aggregate amount of interest payable on each class of    A2 Notes:         USD $2,269,656.47
notes on the payment date
                                                         B1 Notes:         USD $193,804.72
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Aggregate of principal payments to be made in respect    A2 Notes:         USD $29,460,620.22
to each class of notes on payment date being 20th
April 2004                                               B1 Notes;         USD $0.00
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Income for the collection period                         AUD $20,472,604.63
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The Mortgage Principal Repayments for the Collection
Period                                                   AUD $64,481,499.44
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Expenses of the trust for the period                     AUD $17,752,564.79
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Aggregate of all redraws on the housing loans made
during the collection period                             AUD $17,533,699.44
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Interest rates (US all in) applicable for period         A2 Notes:         1.4000%
ending 19th July 2004                                    B1 Notes:         1.9000%
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The Scheduled and Unscheduled payments of principal      Scheduled         AUD $1,418,261.87
during the Collection period                             Unscheduled       AUD $63,063,237.57
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Aggregate of outstanding balances of housing loans as
at last day of collection period                         9 April 2004:      AUD $1,059,624,419.49
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Delinquency and Loss statistics with respect to the      Loss:            Nil
housing loans as at the last day of the collection       Delinquency:     0-29           1.73%
period                                                                    30-59          0.60%
                                                                          60+            0.47%
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